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                                                                     EXHIBIT 3.2


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                NET.GENESIS CORP.


         net.Genesis Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         FIRST: That the Board of Directors of said corporation has adopted by written consent the following resolution:

                  RESOLVED:         That the Certificate of Incorporation of the
                                    Corporation be amended to increase the
                                    number of shares of authorized common stock, $.001 par value per share, of the Corporation to 100,000,000, and that the officers of the Corporation be authorized
                                    (i) to prepare, execute and file with the Secretary of State of the State of Delaware an amended certificate (the "Amended
                                    Certificate") and (ii) to take any and all other actions necessary, desirable or convenient to give effect to the Amended
                                    Certificate or otherwise to carry out the purposes of this Resolution.

                  RESOLVED:         That the Amended Certificate of
                                    Incorporation be submitted to the
                                    stockholders for their consideration.

         SECOND: That the the Corporation's Fifth Amended and Restated Certificate of Incorporation be amended by deleting the first paragraph of Article Fourth thereof and substituting therefor the following paragraph:

         The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue is 117,686,887 shares, $.001 par value, which shall consist of Common Stock and six classes of Preferred Stock as follows:

                  Common Stock, $.001 par value
                    ("Common Stock")                 -        100,000,000 shares
                  Series A Convertible Preferred
                    Stock, $.001 par value
                    ("Series A Preferred Stock")     -        925,430 shares
                  Series B Convertible Preferred
                    Stock, $0.001 par value
                    ("Series B Preferred Stock")     -        776,718 shares
                  Series C Convertible Preferred
                    Stock, $0.001 par value
                    ("Series C Preferred Stock")     -        3,000,000 shares
                  Series D Convertible Preferred

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
                    Stock, $0.001 par value
                    ("Series D Preferred Stock")     -        5,900,000 shares
                  Series E Convertible Preferred
                    Stock, $0.001 par value
                    ("Series E Preferred Stock")     -        279,739 shares
                  Series F Convertible Preferred
                    Stock, $0.001 par value
                    ("Series F Preferred Stock")     -        6,805,000 shares

The Series A Preferred Stock shall consist of three subseries as follows:

             Series A-1 Convertible Preferred Stock
               ("Series A-1 Preferred Stock)            -     200,000 shares
             Series A-2 Convertible Preferred Stock
               ("Series A-2 Preferred Stock)            -     101,430 shares
             Series A-3 Convertible Preferred Stock
               ("Series A-3 Preferred Stock)            -     624,000 shares

     THIRD; That said amendment has been consented to and authorized by a majority of the holders of the issued and outstanding shares of common stock, par value $.001 ("Common Stock") by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     FOURTH: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Lawrence S. Bohn, its President, and attested to by John Delea, its Secretary, this 21st day of December, 1999.

                                        /s/ Laurence S. Bohn
                                        --------------------------------------
                                        President

Attested by:

/s/ John Delea
------------------------------------
Secretary
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                  The Series A Preferred Stock shall consist of three subseries as follows:

                  Series A-1 Convertible Preferred Stock
                    ("Series A-1 Preferred Stock")         -    200,000 shares
                  Series A-2 Convertible Preferred Stock
                    ("Series A-2 Preferred Stock")         -    101,430 shares
                  Series A-3 Convertible Preferred Stock
                    ("Series A-3 Preferred Stock")         -    624,000 shares

         THIRD: That said amendment has been consented to and authorized by a majority of the holders of the issued and outstanding shares of common stock, par value $.001 ("Common Stock") by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         FOURTH: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Lawrence S. Bohn, its President, and attested to by John Delea, its Secretary, this 21st day of December, 1999.


                                            ____________________________________
                                            President
Attested by:


___________________________________
Secretary


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